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                                                                  EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS





We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-80325) pertaining to the CORESTAFF, Inc. Long-Term Incentive Plan, Registration Statement (Form S-8 No. 333-3030) pertaining to the CORESTAFF, Inc. Employee Stock Purchase Plan, Registration Statement (Form S-8 No. 333-46347) pertaining to the Metamor Technologies, Ltd. Restricted Stock Plan, and the Registration Statement (Form S-3 No. 333-31509) of Metamor Worldwide, Inc. (formerly CORESTAFF, Inc.) and related Prospectuses of our report dated February 10, 1998, except as to Note 13 as to which the date is March 19, 1998, with respect to the consolidated financial statements of Metamor Worldwide, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 1997.



                                                       ERNST & YOUNG LLP


Houston, Texas
March 26, 1998